UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 22, 2008

Date of Report (Date of earliest event reported)

NPS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23272	87-0439579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

550 Hills Drive, 3rd Floor

Bedminster, NJ 07921

(Address of principal executive offices)

(908) 450-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2008, the stockholders of the Company approved an amendment to our 1998 Stock Option Plan, which we refer to as the 1998 Plan, to extend the term of the plan by four (4) years until May 31, 2012.  The Board of Directors previously adopted such amendment, subject to stockholder approval.  A summary of the principal features of the 1998 Plan, as amended, is provided below, but is qualified in its entirety by reference to the full text of the 1998 Plan, as amended, which is attached as exhibit hereto.

Summary of the 1998 Plan, as amended.

Purpose.

The 1998 Plan was adopted to provide a means to secure and retain the services of present and future employees, directors, and consultants of NPS and to provide incentives for employees, directors and consultants to exert maximum efforts for the success of NPS and thereby promote our long-term interests, including growth in the value of our equity and enhancement of long-term stockholder value.

Administration.

The 1998 Plan is administered by our Board of Directors. The Board has full power and authority to interpret and construe the provisions of the 1998 Plan and, subject to the provisions of the 1998 Plan, to determine the persons to whom awards will be granted, the type of awards to be granted, the dates on which awards will be granted, the type, amount, and form of consideration in connection with awards to be granted, and the other terms and conditions of each award granted under the Plan.

The Board may delegate administration of the 1998 Plan to a committee of at least two members of the Board and has delegated such administration to the Compensation Committee.  The Compensation Committee has the powers to administer the 1998 Plan subject to such limitations as the Board provides.  As used herein with respect to the 1998 Plan, where appropriate, the term “Board” refers to the Compensation Committee.

In order to maximize our ability to recognize a business expense deduction under Section 162(m) of the Internal Revenue Code in connection with compensation recognized by “covered employees” (defined in Section 162(m) as the chief executive officer and other four most highly compensated officers), the regulations under Section 162(m) require that the directors who serve as members of the Committee responsible for administering the 1998 Plan with respect to these covered employees must be “outside directors.” We have determined that the Compensation Committee currently consists of outside, non-employee directors.

Eligibility.

Incentive Stock Options (“ISOs”) may be granted under the 1998 Plan to employees (including executives) of NPS and any affiliates.  Employees (including executives), directors and consultants of NPS are all eligible to receive Non-Statutory Stock Options (“NSOs”) awards under the 1998 Plan.  In order to ensure that NPS will be able to deduct for tax purposes the compensation attributable to the exercise of options granted under the 1998 Plan, the 1998 Plan limits the maximum number of shares of Common Stock that may be covered by stock options issued under the 1998 Plan to one individual for any consecutive three calendar years to 750,000.

ISOs granted to an employee owning 10% or more of the total combined voting power of NPS or any affiliate of NPS at the time of grant must have an exercise price of at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option may not exceed five years from the date of grant. For ISOs granted under the 1998 Plan, the aggregate fair market value determined at the time of grant of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of NPS and its affiliates), may not exceed $100,000.

As of April 1, 2008, six executive officers, six non-employee directors, and approximately 32 employees are eligible to participate in the 1998 Plan.

Shares Available for Awards.

On March 3, 1998, the Board adopted the 1998 Stock Option Plan, which was subsequently approved by the stockholders on May 20, 1998. There were a total of 1,000,000 shares initially authorized for issuance under the 1998 Plan. Pursuant to Board and stockholder approval, this amount was increased to 3,000,000 shares in June 2000, to 4,900,000 shares in May 2002, and to 6,500,000 in August 2003.  As of April 1, 2008, there were 4,041,315  shares subject to outstanding options granted under our 1998 Plan.

If there is any change in the Common Stock subject to the 1998 Plan or subject to any option granted under the 1998 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1998 Plan and options outstanding thereunder may be appropriately adjusted as to the type of security and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an employee during any calendar year, and the type of security, number of shares and price per share of stock subject to such outstanding awards in order to preserve (or prevent enlargement of) the benefits or potential benefits intended at the time of the grant.

Terms of the Options.

The following is a description of the permissible terms of options under the 1998 Plan.  Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Valuation. The exercise price of ISOs and NSOs under the 1998 Plan may not be less than the fair market value of the Common Stock subject to the option as of the date of the option grant, and in some cases with respect to ISOs, as described above under “Eligibility”, may not be less than 110% of such fair market value.

Payment.  The exercise price of options granted under the 1998 Option Plan may be paid either:

•                  in cash at the time the option is exercised;

•                  by delivery of other Common Stock of NPS or a combination of cash and already owned Common Stock;

•                  through surrender of shares of Common Stock available for exercise under the Option;

•                  pursuant to a deferred payment arrangement;

•                  pursuant to a broker-assisted exercise same-day sales program;

•                  in any other form of legal consideration acceptable to the Board; or

•                  any combination of the above.

No Repricing. Except for certain adjustments due to corporate transactions as described herein, the exercise price for any stock option (ISOs and NSOs) under the 1998 Plan may not be decreased after the grant of such stock option, and a stock option may not be surrendered as consideration in exchange for the grant of a new stock option with a lower exercise price.

Option Exercise. Options granted under the 1998 Plan may become exercisable, or vest, in cumulative increments as determined by the Board. The Board has the power to accelerate the time during which an option may be exercised, and options granted may contain provisions for accelerated vesting upon specified events or conditions. In addition, options granted under the 1998 Plan may permit exercise prior to vesting, but in such event, the optionee may be required to enter into an early exercise stock purchase agreement that allows NPS to repurchase shares not yet vested at their exercise price should the optionee leave the employ of NPS before vesting.

Term. The maximum term of ISOs and NSOs under the 1998 Plan is ten years, except that in certain cases, as described above under “Eligibility”, the maximum term of ISOs is five years. ISO status terminates three months after termination of the optionee’s employment with NPS or association as director or affiliate of NPS, unless (a) such termination is due to such person’s permanent and total disability (as defined in the Internal Revenue Code of 1986, as amended), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while serving, or within a three-month period of having served NPS or any affiliate of NPS, in which case the option may, but need not, be exercisable (to the extent that the option was exercisable at the time of the optionee’s death) within twelve months of the optionee’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provide otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship.

Effect of Certain Corporate Events.

The 1998 Plan provides that, in the event of a specified type of merger or other corporate reorganization, the time during which options outstanding under the 1998 Plan become vested shall be accelerated and all outstanding Options shall become immediately exercisable upon such event. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of NPS.

Duration, Amendment, and Termination.

The Board may suspend or terminate the 1998 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the plan shall terminate at midnight, May 31, 2012.  No options may be granted under the plan while the plan is suspended or after it is terminated. The Board may also amend the 1998 Plan at any time or from time to time. However, the Board may not, without the approval of our stockholders:

•                  modify the plan to the extent such modification requires stockholder approval in order for the plan to satisfy or continue to satisfy Sections 422 and/or 162(m) of the Code, if applicable, Rule 16b-3, and/or Nasdaq or other securities exchange listing requirements;

•                  increase the number of shares issuable under the 1998 Plan;

•                  decrease the minimum stock option exercise price set forth in the 1998 Plan; or

•                  permit repricing of outstanding options.

The Board may submit any other amendment to the 1998 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Restrictions on Transfer.

Except as otherwise provided by the Board, awards under the 1998 Plan are not transferable other than as designated by the participant by will or by the laws of descent and distribution. In general, ISOs may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by the optionee. NSOs may not be transferred except when transfer to a family member or related trust or partnership is authorized by express provision of the option grant agreement, by will or by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3 and, during the lifetime of the optionee, may be exercised only by the optionee, a valid family member, or a transferee pursuant to a domestic relations order.

Item 9.01.                                          Financial Statements and Exhibits.

(c)          Exhibits

Exhibit No.	Description
10.1	1998 Stock Option Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2008	NPS PHARMACEUTICALS, INC.

	By:	/s/ Andrew Rackear
Andrew Rackear Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	1998 Stock Option Plan, as amended.